Exhibit 4(e)

PARKER-HANNIFIN CORPORATION

TO

[                ],

AS TRUSTEE

INDENTURE

DATED AS OF [                ,                ]

SUBORDINATED DEBT SECURITIES

RECONCILIATION AND TIE BETWEEN

TRUST INDENTURE ACT OF 1939 AND INDENTURE

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
310 (a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	609
(b)	609
611
(c)	Not Applicable
311 (a)	613
(b)	613
(c)	Not Applicable
312 (a)	701
702(a)
(b)	702(b)
(c)	702(b)
313 (a)	703
(b)(1)	Not Applicable
(b)(2)	703
(c)	703(b)
(d)	703(c)
314 (a)	1006
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
(f)	Not Applicable
315 (a)	601(a)
(b)	602
(c)	601(b)
(d)	601(c)
(d)(1)	601(c)(1)

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TRUST INDENTURE ACT SECTION	INDENTURE SECTION
(d)(2)	601(c)(2)
(d)(3)	601(c)(3)
(e)	514
316 (a)	101
(a)(1)(A)	512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	104(f)
317 (a)(1)	503
(a)(2)	504
(b)	1003
318 (a)	107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Section 613. Preferential Collection of Claims Against Company.	32
ARTICLE SEVEN
Holders’ Lists and Reports by Trustee and Company	33
Section 701. Company to Furnish Trustee Names and Addresses of Holders.	33
Section 702. Preservation of Information; Communications to Holders.	33
Section 703. Reports by Trustee.	33
Section 704. Reports by Company.	33
ARTICLE EIGHT
Consolidation, Merger, Conveyance, Transfer or Lease	34
Section 801. Company May Consolidate, Etc., Only on Certain Terms.	34
Section 802. Successor Substituted.	34
ARTICLE NINE
Supplemental Indentures	35
Section 901. Supplemental Indentures Without Consent of Holders.	35
Section 902. Supplemental Indentures with Consent of Holders.	35
Section 903. Execution of Supplemental Indentures.	36
Section 904. Effect of Supplemental Indentures.	36
Section 905. Conformity with Trust Indenture Act.	36
Section 906. Reference in Securities to Supplemental Indentures.	37
ARTICLE TEN
Covenants	37
Section 1001. Payment of Principal and Interest.	37
Section 1002. Maintenance of Office or Agency.	37
Section 1003. Money for Security Payments to Be Held in Trust.	37
Section 1004. Restrictions on Secured Debt.	38
Section 1005. Restrictions on Sales and Leasebacks.	39
Section 1006. Statement by Officer as to Compliance; Notice of Certain Events.	40
Section 1007. Waiver of Certain Covenants.	40
Section 1008. Existence	40
ARTICLE ELEVEN
Redemption of Securities	40
Section 1101. Applicability of Article.	40
Section 1102. Election to Redeem; Notice to Trustee.	40
Section 1103. Selection by Trustee of Securities to be Redeemed.	41
Section 1104. Notice of Redemption.	41

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Section 1105. Deposit of Redemption Price.	41
Section 1106. Securities Payable on Redemption Date.	42
Section 1107. Securities Redeemed in Part.	42
Section 1108. Performance by Another Person.	42
ARTICLE TWELVE
Sinking Funds	42
Section 1201. Applicability of Article.	42
Section 1202. Satisfaction of Sinking Fund Payments with Securities.	42
Section 1203. Redemption of Securities for Sinking Fund.	43
ARTICLE THIRTEEN
Defeasance and Covenant Defeasance	43
Section 1301. Company’s Option to Effect Defeasance or Covenant Defeasance.	43
Section 1302. Defeasance and Discharge.	43
Section 1303. Covenant Defeasance.	43
Section 1304. Conditions to Defeasance or Covenant Defeasance.	44
Section 1305. Deposited Money and U.S. Government Obligations to be Held in Trust; Miscellaneous Provisions.	45
Section 1306. Reinstatement.	45
ARTICLE FOURTEEN
Meetings of Holders of Securities	45
Section 1401. Purposes for Which Meetings May Be Called.	45
Section 1402. Call, Notice and Place of Meetings.	46
Section 1403. Persons Entitled to Vote at Meetings.	46
Section 1404. Quorum; Action.	46
Section 1405. Determination of Voting Rights; Conduct and Adjournment of Meetings.	47
Section 1406. Counting Votes and Recording Action of Meetings.	47
ARTICLE FIFTEEN
Subordination	47
Section 1501. Securities Subordinate to Senior Indenture.	47
Section 1502. Payment Over of Proceeds upon Dissolution, Etc.	48
Section 1503. Prior Payment to Senior Indebtedness upon Acceleration of Securities.	49
Section 1504. Default in Senior Indebtedness.	49
Section 1505. Payment Permitted if No Default.	49
Section 1506. Subrogation Rights of Holders of Senior Indebtedness.	49
Section 1507. Provision Solely to Define Relative Rights.	50
Section 1508. Trustee to Effectuate Subordination.	50
Section 1509. No Waiver of Subordination Provisions.	50
Section 1510. Notice to Trustee.	51
Section 1511. Reliance on Judicial Order or Certificate of Liquidating Agent.	51
Section 1512. Trustee Not Fiduciary for Holders of Senior Indebtedness.	51
Section 1513. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights.	52
Section 1514. Article Fifteen Applicable to Paying Agents.	52
Section 1515. Defeasance of this Article Fifteen.	52

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE, dated as of [                ], [                ], between Parker-Hannifin Corporation, a corporation duly organized and existing under the laws of the State of Ohio (herein called the “Company”), having its principal office at 6035 Parkland Boulevard, Cleveland, Ohio 44124, and [                ], as trustee (herein called the “Trustee”).

Recitals of the Company

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

Now, Therefore, This Indenture Witnesseth:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of one or more series thereof, as follows:

ARTICLE ONE

Definitions and Other Provisions of General Application

Section 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles,” with respect to any computation required or permitted hereunder, shall mean United States generally accepted accounting principles in effect at the date of such computation;

(4) the word “majority” shall mean 50.01% or more; and

(5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined in that Article.

“Act” when used with respect to any Holder has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at a rate per annum equal to the weighted average yield to maturity of the Securities calculated in accordance with generally accepted financial practices. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Authorized Officers” has the meaning specified in Section 607.

“Board of Directors” means either the board of directors (or any similar governing body) of the Company or any duly authorized committee of that board.

“Board Resolution” means a resolution duly adopted by the Board of Directors.

“Business Day,” except as otherwise specified as contemplated by Section 301, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

“Capital Stock” as applied to the stock of any corporation, means the capital stock, partnership interests (whether general or limited), limited liability company interests or other interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distribution of assets of, such corporation, of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation, but excluding from all of the foregoing any debt securities or other interests that are convertible into Capital Stock, whether or not such debt securities or other interests include any right of participation with Capital Stock.

“Capital Trust” shall mean any business trust, or any other similar trust, or any partnership or other entity affiliated with the Company created for the purpose of issuing securities in connection with the issuance of Securities under this Indenture.

“Code” has the meaning specified in Section 117.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order delivered to the Trustee and signed in the name of the Company by its Chairman of the Board, its President, one of its Vice Presidents, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary or, with respect to Sections 303, 304, 305 and 603, any other employee of the Company named in an Officer’s Certificate delivered to the Trustee.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities other than deferred income taxes, Funded Debt and shareholders’ equity (including all preferred stock whether or not redeemable) and (ii) all goodwill, trade names, trademarks, patents, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of the Company and its Consolidated Subsidiaries, included in their financial statements prepared on a consolidated basis in accordance with generally accepted accounting principles, after eliminating all intercompany items.

“Consolidated Subsidiary” means any Subsidiary included in the financial statements of the Company and its Subsidiaries prepared on a consolidated basis in accordance with generally accepted accounting principles.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which initially shall be in [                ,                 ].

“corporation” means a corporation, association, limited liability company, joint-stock company or business trust or other business entity.

“Covenant Defeasance” has the meaning specified in Section 1303.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1302.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person specified as contemplated by Section 301 as the Depositary with respect to such series of Securities, until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“FATCA” has the meaning specified in Section 117.

“Funded Debt” means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the respective amounts so capitalized).

“Global Security” means a Security that evidences all or part of the Securities of any series.

“Holder,” when used with respect to any Security, means the Person in whose name the Security is registered in the Security Register.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms (but not defined terms established in an Officer’s Certificate) of one or more particular series of Securities established as contemplated by Section 301.

“Instructions” has the meaning set forth in Section 607.

“interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal or, in the case of an Original Issue Discount Security, the principal amount payable upon a declaration of acceleration pursuant to Section 502, becomes due and payable, as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, which opinion is reasonably satisfactory in form and substance to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding,” when used with respect to the Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities as to which Defeasance has been effected pursuant to Section 1302; and

(iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to the Company and the Trustee that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder: (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable, as of the date of such determination, upon acceleration of the Maturity thereof pursuant to Section 502; (B) the principal amount of a Security of any series denominated in a foreign currency or currencies shall be the Dollar equivalent, determined on the basis of the applicable currency exchange rate or rates as in effect on the date of earliest original issuance of any Security of such series (or, if all of the Securities of such series do not have the same terms, as in effect on the date of original issuance of such Security), of the principal amount of such Security (or, in the case of an Original Issue Discount Security, the Dollar equivalent, determined on the basis of the currency exchange rate or rates in effect on the earliest date of original issuance of any Security of such series (or, if all of the Securities of such series do not have the same terms, as in effect on the date of original issuance of such Security), of the amount determined as provided in (A) above); and (C) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company. Subject to the provisions of Sections 402 and 1003, the Company may act as Paying Agent with respect to Securities of any series issued hereunder.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof, the original issue date or dates thereof, the redemption provisions, if any, and any other terms specified as contemplated by Section 301 with respect thereto, are to be determined by the Company, or one or more of the Company’s agents designated in an Officer’s Certificate, upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where, subject to the provisions of Section 1002, the principal of and any interest on the Securities of that series are payable, as specified as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“principal” of a debt security, except as otherwise specifically provided in this Indenture, means the outstanding principal of the security plus the premium, if any, on the security.

“Principal Property” means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Company or any Restricted Subsidiary of the Company which is located within the United States of America and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than (i) any property which in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company as an entirety or (ii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture, as calculated by the Company.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Responsible Officer” when used with respect to the Trustee, means any officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any such officer and, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means a Subsidiary of the Company (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and (ii) which owns a Principal Property.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities established pursuant to Section 201 which are authenticated and delivered under this Indenture, and registered in the Security Register.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Indebtedness” means the principal of and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Federal bankruptcy law or any other applicable Federal or State law, but only to the extent allowed or permitted to the holder of such indebtedness of the Company against the bankruptcy or any other insolvency estate of the Company in such proceeding) and other amounts due on or in connection with any indebtedness of the Company incurred, assumed or guaranteed by the Company, whether outstanding on the date of the Indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such indebtedness of the Company; provided, however, that the following will not constitute Senior Indebtedness:

(i) any indebtedness of the Company as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness of the Company shall be subordinated to or pari passu with the Securities;

(ii) indebtedness of the Company in respect of the Securities;

(iii) any indebtedness of the Company constituting trade accounts payable arising in the ordinary course of business;

(iv) any indebtedness of the Company initially issued to any Capital Trust in connection with an issuance by such Capital Trust of preferred securities or other securities similar to preferred securities; and

(v) any indebtedness of the Company to any Subsidiary of the Company.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any issue means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means a Person more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means Capital Stock which ordinarily has voting power for the election of directors, trustees, managing members or other persons holding similar positions whether at all times or only so long as no senior class of Capital Stock has such voting power by reason of any contingency.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and in force at the date as of which this instrument is qualified thereunder, except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“U.S. Government Securities” has the meaning specified in Section 1304.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 102. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, if there are any conditions precedent provided for in this Indenture relating to the proposed action, furnish to the Trustee an Officer’s Certificate stating that all such conditions precedent have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (excluding the Trustee’s certificate of disposition pursuant to Section 309 and the annual compliance certificate pursuant to Section 1006) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1406.

(b) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may be proved in any other manner which the Trustee reasonably deems sufficient.

(c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to an Officer’s Certificate delivered to the Trustee, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date, if so fixed, may vary from that specified in Section 316(c) of the Trust Indenture Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite percentage of Outstanding Securities or Outstanding Securities of a series, as the case may be, have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities or Outstanding Securities of the series, as the case may be, shall be computed as of such record date.

Section 105. Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if mailed by regular mail, sent by overnight courier, delivered, e-mailed or faxed to the Trustee at its Corporate Trust Office specified in the definition of such term appearing in Section 101, Attention: Corporate Trust Trustee Administration, Fax No: [                ], or such other address, fax number or e-mail address as may be provided by the Trustee from time to time by notice to the Company and the Holders, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if mailed by regular mail, sent by overnight courier, delivered or e-mailed to it at the address of its principal office specified in the first paragraph of this instrument, e-mail: [                ]@parker.com, or at any other address or e-mail address previously furnished by the Company by notice to the Trustee for itself and for the benefit of the Holders.

Section 106. Notice to Holders; Waiver.

Except as otherwise expressly provided herein, when this Indenture provides for notice to Holders of Securities, such notice shall be sufficiently given to Holders of Securities, if delivered or e-mailed to or if in writing and mailed, first-class postage prepaid, or sent by overnight courier, to each Holder of a Security entitled to receive such notice, at his, her or its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding any other provision of this Indenture or any Security of any series other than a provision that expressly states that this paragraph is not applicable to the Securities of such series, when this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of Securities in global form (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.

In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give such notice to Holders of Securities by mail or overnight courier, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case when notice to Holders of Securities is given by mail or overnight courier, neither the failure to mail such notice or send such notice by overnight courier, nor any defect in any notice so mailed or sent by overnight courier, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities, and any notice that is given in the manner herein provided shall be deemed to have been duly given for purposes of this Indenture.

Section 107. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with the duties imposed by operation of Trust Indenture Act Section 318(c), the imposed duties shall control.

Section 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111. Benefits of Indenture.

Except as provided in the last paragraph of Section 401, nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness (to the extent contemplated herein) and the Holders of Securities, any benefits or any legal or equitable right, remedy or claim under this Indenture.

Section 112. Governing Law; Jurisdiction.

THIS INDENTURE AND THE SECURITIES SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAW OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF). THE COMPANY, THE TRUSTEE AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE HOLDERS (BY THEIR ACCEPTANCE OF THE SECURITIES) HEREBY, (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS INDENTURE OR THE SECURITIES, (II) IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION IN SUCH SUITS AND (III) IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 113. Legal Holidays.

In any case in which any Interest Payment Date, Redemption Date or Stated Maturity of any Security or, in the case of any Security which is subject to redemption or repurchase by the Company at the option of the Holder, the date fixed for such redemption or repayment, shall not be a Business Day at any Place of Payment, then, except as may otherwise be provided with respect to the Securities of any series pursuant to Section 301, payment of interest or principal need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment, with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or the date fixed for such redemption or repurchase, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity or date for such redemption or repurchase, as the case may be.

Section 114. Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 115. Waiver of Jury Trial.

EACH OF THE COMPANY, THE TRUSTEE AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE HOLDERS (BY THEIR ACCEPTANCE OF THE SECURITIES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 116. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunction of utilities, communications or computer (software and hardware services) affecting the banking industry generally; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 117. Tax Withholding.

In order to comply with Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and the regulations promulgated thereunder (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“FATCA”), each Holder agrees to, with reasonable promptness, duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (i) in the case of any such Holder that is a “United States Person” as defined in Section 7701(a)(30) of the Code, such Holder’s tax identification number or other forms reasonably requested by the Company necessary to establish such Holder’s status as a “United States Person” under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (ii) in the case of any other Holder, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such Holder has complied with such Holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such Holder.

The Company agrees (i) to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) in the Company’s possession that is reasonably requested by the Trustee so the Trustee can determine whether it has tax related obligations under FATCA and (ii) that the Trustee and the Paying Agent shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with FATCA. The terms of this paragraph shall survive the termination of this Indenture.

ARTICLE TWO

Security Form

Section 201. Forms Generally.

The Securities of each series shall be in such form (including global form) as shall be established by delivery to the Trustee of an Officer’s Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the terms of the Securities of such series established pursuant to Section 301, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the forms of the Securities of any series are established by an Officer’s Certificate, such Officer’s Certificate shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, provided, that such method is permitted by the rules of any securities exchange on which such Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 202. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

[ ],

as Trustee

By:
Authorized Signatory

Section 203. Securities in Global Form.

If Securities of a series are issuable in temporary or definitive global form, as specified as contemplated by Section 301, then, notwithstanding Clause (10) of Section 301 and the provisions of Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed on a schedule attached thereto and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges, redemptions and cancellations by endorsements to such schedule. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner, and upon instructions given by such Person or Persons, as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in global form in the manner, and upon instructions given by the Person or Persons, specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement, or delivery or redelivery, of a Security in global form shall be in writing.

The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form, if such Security was never issued and sold by the Company, and the Company delivers to the Trustee the Security in global form, together with written instructions with regard to the reduction in the principal amount of Securities represented thereby and the written statement contemplated by the last sentence of Section 303.

ARTICLE THREE

The Securities

Section 301. Title and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture shall be unlimited.

The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303 in the case of Periodic Offerings, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and, if the Securities of such series are subject to redemption or repurchase by the Company at the option of the Holders thereof, except for Securities of such series authenticated and delivered upon any such repurchase or redemption of any such Security in part, and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder), it being understood and agreed that, unless otherwise expressly provided pursuant to this Section 301 with respect to the Securities of the series, the series may be re-opened from time to time for the issuance of additional Securities of the series subject to such terms and conditions of any such re-opening as may be established pursuant to this Section 301;

(3) whether any Securities of the series may be represented initially by a Security in temporary or definitive global form and, if so, the initial Depositary with respect to any such temporary or definitive Global Security, and, if other than as provided in Section 304 or Section 305, as applicable, whether, and the circumstances under which, beneficial owners of interests in any such temporary or definitive Global Security may exchange such interests for Securities of such series of like tenor of any authorized form and denomination;

(4) the Person to whom any interest on any Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, and any additional or different terms with respect to the payment of interest on temporary or definitive Global Securities;

(5) the date or dates on which the principal of the Securities of the series is payable or the method of determination thereof;

(6) the rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, if any, or the method of calculating such rate or rates, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Securities on any Interest Payment Date;

(7) the place or places where, subject to the provisions of Section 1002, the principal of and any interest on Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(8) the period or periods within which, the price or prices at which and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(9) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which, Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities;

(10) the denominations in which any Securities of the series shall be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(11) the currency or currencies, including composite currencies or currency units, in which Securities of the series may be denominated or in which payment of the principal of and any interest on the Securities of the series shall be payable, if other than the currency of the United States of America, and if so, whether the Securities of the series may be satisfied and discharged other than as provided in Article Four;

(12) if the amounts of payments of principal of and any interest on the Securities of the series are to be determined with reference to an index, formula or other method, or based on a coin or currency other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

(13) if other than the principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(14) if other than as defined in Section 101, the meaning of “Business Day” when used with respect to any Securities of the series;

(15) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 1302 or Section 1303 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(16) if the Securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary Security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in this Indenture, the forms and terms of such certificates, documents or conditions;

(17) any addition to, or modification or deletion of, any Event of Default, covenant of the Company or other term or provision specified in this Indenture with respect to Securities of the series, including the modification of the satisfaction and discharge provisions set forth in Article Four of this Indenture;

(18) any other terms of the series, whether or not consistent with the other provisions of this Indenture, which other terms may, subject, in the case of an existing outstanding series of Securities, to Article Nine, amend, supplement or replace any of the terms of this Indenture insofar as it concerns the Securities of the series;

(19) the terms, if other than those set forth in Article Fifteen, on which the Securities of the series will be subordinated to other indebtedness of the Company; and

(20) any addition to, or modification or deletion of, any of the covenants set forth in Article Ten, which applies to the Securities of the series.

All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided in or pursuant to an Officer’s Certificate pursuant to this Section 301 or in any indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or supplemental indenture setting forth or establishing the terms of the series. With respect to Securities of a series subject to a Periodic Offering, such Board Resolution or the Officer’s Certificate or supplemental indenture setting forth or establishing the terms of such series may provide general terms for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company, or one or more of the Company’s agents designated in an Officer’s Certificate, in accordance with the Company Order as contemplated by the proviso of the third paragraph of Section 303.

Section 302. Denominations.

Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, any Securities of a series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers. The signature of any of these officers on the Securities may be manual or electronic. Securities may, but need not, bear the Company’s corporate seal or a facsimile thereof.

Securities bearing the manual or electronic signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals, or any of them, have ceased to hold such offices prior to the authentication and delivery of such Securities, or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee, in accordance with such Company Order, shall authenticate and deliver such Securities; provided, however, that, with respect to Securities of a series subject to a Periodic Offering, (a) such Company Order may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order, (c) the rate or rates of interest, if any, the Stated Maturity or Maturities, the original issue date or dates, the redemption or repurchase provisions, if any, and any other terms of Securities of such series shall be determined by a Company Order or pursuant to such procedures and (d) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to electronic instructions from the Company, or the Company’s duly authorized agent or agents designated in an Officer’s Certificate.

In authenticating Securities, the form or terms of which have been established in or pursuant to one or more Officer’s Certificates as permitted by Sections 201 and 301, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive upon request, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms of such Securities have been duly authorized by the Company and established in conformity with the provisions of this Indenture; provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall receive such Opinion of Counsel only once, at or prior to the time of the first authentication of Securities of such series, and that the Opinion of Counsel above may state:

(y) that the forms of such Securities have been, and the terms of such Securities (when established in accordance with such procedures as may be specified from time to time in a Company Order, all as contemplated by and in accordance with a Board Resolution or an Officer’s Certificate pursuant to Section 301, as the case may be) will have been, duly authorized by the Company and established in conformity with the provisions of this Indenture; and

(z) that such Securities when (1) executed by the Company, (2) completed, authenticated and delivered by the Trustee in accordance with this Indenture and (3) issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions.

With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 201 and 301 and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series, unless and until it has received written notification that such opinion or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

Notwithstanding the provisions of Section 301 and of the preceding three paragraphs, if all Securities of a series are subject to a Periodic Offering, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 at or prior to the time of authentication of each Security of such series if such Officer’s Certificate is delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein, executed by the Trustee by the manual or electronic signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, together with a written statement stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon a Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Such temporary Securities may be in global form.

Except in the case of Securities represented by a temporary Global Security, if temporary Securities for some or all of the Securities of any series are issued, the Company will cause definitive Securities representing such Securities to be prepared without unreasonable delay. After the preparation of such definitive Securities, the temporary Securities shall be exchangeable for such definitive Securities of like tenor upon surrender of such temporary Securities at any office or agency of the Company designated pursuant to Section 1002 in a Place of Payment for such series for the purpose of exchanges of Securities of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a like principal amount of definitive Securities of the same series and of like tenor of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder.

Section 305. Registration, Registration of Transfer and Exchange.

(1) The Company shall cause to be kept, at one of its offices or agencies maintained pursuant to Section 1002, a register for the Securities accessible to the Trustee (the register maintained in such office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the “Security Register”), in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

(2) Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose in a Place of Payment, the Company shall execute, and the Trustee or a duly appointed co-authenticating agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and of any authorized denominations, of a like aggregate principal amount and tenor.

(3) Notwithstanding any other provisions (other than the provisions set forth in paragraphs (7) and (8)) of this Section, a Security in global form representing all or a portion of the Securities of a series may not be transferred, except as a whole by the Depositary for such series to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(4) At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of any authorized denominations and of a like aggregate principal amount, terms and tenor, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(5) Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee or a duly appointed authenticating agent shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(6) If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series, or if such Depositary shall cease to be eligible to act as such in respect of the Securities of such series, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form in authorized denominations, in an aggregate principal amount equal to the principal amount of, and having the same tenor and terms as, the Security or Securities in global form representing such series, in exchange for such Security or Securities in global form in accordance with the instructions, if any, of the Depositary.

(7) The Company may at any time and in its sole discretion determine that some or all of the Securities of any series issued in the form of one or more Global Securities shall, in whole or in part, no longer be represented by such Global Security or Securities. In such event, or if an Event of Default with respect to the Securities of such series shall have occurred and shall be continuing, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver such Securities of such series in definitive form in authorized denominations, and in an aggregate principal amount equal to the principal amount of, and having the same tenor and terms as, the Security or Securities in global form representing such series, in exchange for such Security or Securities in global form (or portion thereof) in accordance with the instructions, if any, of the Depositary.

(8) Notwithstanding the foregoing, except as otherwise specified in the preceding two paragraphs or as contemplated by Section 301, any definitive Global Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a definitive Global Security are entitled to exchange such interests for definitive Securities of such series and of like principal amount and tenor but of another authorized form and denomination, as specified as contemplated by Section 301, then, without unnecessary delay, but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such definitive Global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such definitive Global Security shall be surrendered by the Depositary with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such definitive Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such definitive Global Security to be exchanged; provided, however, that notwithstanding the last paragraph of this Section 305, no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending on the relevant Redemption Date. If a Security is issued in exchange for any portion of a definitive Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such definitive Global Security is payable in accordance with the provisions of this Indenture.

(9) Upon the exchange of a Security in global form for Securities in definitive form, such Security in global form shall be cancelled by the Trustee. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary practice and a certificate of such disposition delivered to the Company upon the Company’s written request, unless the Company directs that such cancelled Securities be returned to it. Securities issued in exchange for a Security in global form pursuant to this Section 305 shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

(10) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(11) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed, by the Holder thereof or his, her or its attorney duly authorized in writing.

(12) No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer, other than exchanges upon the Company’s repurchase or redemption of any Securities in part at the option of the Holders thereof not involving any transfer, and other than exchanges of Global Securities (or portions thereof) for Securities in definitive form in accordance with Section 305.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending (except as otherwise provided in the proviso of the third sentence of paragraph (9) of this Section 305) at the close of business on the day of the delivery of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a new Security of the same series of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that issue duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307. Payment of Interest; Interest Rights Preserved.

Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered to each Holder of Securities, at his, her or its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so delivered, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of, or in exchange for or in lieu of, any other Security shall carry the rights to interest accrued and unpaid, and interest to accrue, which were carried by such other Security.

Section 308. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (except as otherwise specified as contemplated by Section 301 and subject to Section 305 and Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 309. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever (including Securities received by the Company in exchange or payment for other securities of the Company), and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted in the form of Securities for any particular series or as permitted pursuant to the terms of this Indenture. All cancelled Securities held by the Trustee may be disposed of and certification of their disposition delivered to the Company upon the Company’s written request, unless by a Company Order the Company shall direct that such Securities be returned to it. Any cancelled Securities not disposed of shall be returned to the Company.

Section 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, (i) interest on any Securities which bear interest at a fixed rate shall be computed on the basis of a 360-day year of twelve 30-day months and (ii) interest on any Securities which bear interest at a variable rate shall be computed on the basis of the actual number of days in an interest period divided by 360.

Section 311. CUSIP Numbers.

The Company in issuing Securities of any series may use CUSIP, ISIN or other similar numbers if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption, repurchase or exchange, as a convenience to Holders, with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption, repurchase or exchange and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption, repurchase or exchange shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in CUSIP, ISIN or other similar numbers.

ARTICLE FOUR

Satisfaction and Discharge

Section 401. Satisfaction and Discharge.

This Indenture, upon a Company Request, will be discharged and will cease to be of further effect as to a series of Securities issued hereunder (except as to (i) remaining rights of registration of transfer, substitution and exchange of Securities or Securities of such series, as the case may be, (ii) rights hereunder of Holders to receive payment of principal of and interest on all Outstanding Securities or all Outstanding Securities of such series, as the case may be, at the Stated Maturity thereof or, if any such Securities have been or, pursuant to this Article Four, as beneficiaries hereof with respect to the amounts deposited with the Trustee under this Section 401 and (iii) the rights and the obligations of the Company or the Trustee under Sections 304, 305, 306, 1002 and 1003 and the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith, all of which shall survive) when:

(a) either:

(1) all such Securities have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2) all such Securities that have not been delivered to the Trustee for cancellation (i) have become due and payable by reason of the sending of a notice of redemption, (ii) are to be called for redemption within one year under arrangements satisfactory to the Trustee or (iii) otherwise or will become due and payable within one year and, in the case of (i), (ii) or (iii) above, the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Securities, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities not delivered to the Trustee for cancellation for principal and accrued interest to the date of maturity or redemption;

(b) no Event of Default has occurred and is continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;

(c) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 401, the provisions of Sections 402 and 1003 hereof will survive. In addition, nothing in this Section 401 will be deemed to discharge those provisions of Section 607 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture. After the conditions to discharge contained in this Article Four have been satisfied, and the Company has paid or caused to be paid all other sums payable hereunder by the Company, and delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon Company request shall acknowledge in writing the discharge of such obligations of the Company.

Section 402. Application of Trust Money.

Subject to the provisions of Section 1003 hereof, all money deposited with the Trustee pursuant to Section 401 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities with respect to which such deposit was made and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any of its Affiliates or Subsidiaries) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with Section 401 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any applicable guarantor’s obligations under this Indenture and the applicable Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 hereof; provided that if the Company has made any payment of principal of or interest on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.

All money and U.S. Government Obligations (or any other obligations specified as contemplated by Section 301 with respect to any series of Securities, the principal of or any interest on which is payable other than in the currency of the United States of America) so deposited with the Trustee or any Paying Agent which remain unclaimed for two years after payment to such Persons has become due and payable shall be turned over to the Company in accordance with the provisions of Section 1003.

ARTICLE FIVE

Remedies

Section 501. Events of Default.

“Event of Default,” wherever used herein, means, with respect to each series of the Securities individually, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any installment of interest upon any Security of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of any Security of such series at its Maturity; or

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of a series of

Securities other than such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed in an aggregate principal amount exceeding $50,000,000 by the Company or any Restricted Subsidiary (including a default with respect to Securities of any series other than that series) or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed in an aggregate principal amount exceeding $50,000,000 by the Company or any Restricted Subsidiary whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

(6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(7) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(8) any other Event of Default provided with respect to Securities of that series.

Section 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of and accrued interest, if any, on all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal (or portion thereof) and accrued interest, if any, shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue installments of interest on all Securities of such series;

(B) the principal of any Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities;

(C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor in such Securities or, if no such rate or rates is prescribed therefor in such Securities, at the rate of interest borne by such Securities; and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due the Trustee under Section 607; and

(2) all Events of Default with respect to Securities of such series, other than the non-payment of the principal of and interest on Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503. Collection of indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest from the date such interest was due, at the rate or rates prescribed therefor in such Securities or, if no such rate or rates is prescribed therefor in such Securities, at the rate of interest borne by such Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due the Trustee under Section 607.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due the Trustee under Section 607) and of the Holders of Securities allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee, and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 607;

Second: To the holders of Senior Indebtedness as provided in Article Fifteen;

Third: To the payment of the amounts then due and unpaid for principal of and interest on the Securities ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest; and

Fourth: To the payment of the remainder, if any, to the Company.

Section 507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 508. Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, subject to Article Fifteen, to receive payment of the principal of and (subject to Section 307) interest on such Security on the Stated Maturities or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of redemption or repurchase by the Company at the option of the Holder, on the date fixed for such redemption or repurchase, as the case may be) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities.

Section 512. Control by Holders of Securities.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee shall not have determined that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

(3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series, by written notice to the Trustee (and without notice to any other Holder), may on behalf of the Holders of all the Securities of such series waive any past default hereunder and its consequences, except a default:

(1) in the payment of the principal of or interest on any Security of such series, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his, her or its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of redemption or repurchase by the Company at the option of the Holder, on the date fixed for such redemption or repurchase, as the case may be).

Section 515. Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time voluntarily (and that it will resist any effort to make it do so involuntarily) insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

The Trustee

Section 601. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing with respect to the Securities of any series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Securities of such series, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own willful misconduct or its own bad faith, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602. Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series and if such default is actually known to the Trustee as described in Section 603(j) (or, if it is not so known to the Trustee at such time, promptly after it becomes known to a Responsible Officer), the Trustee shall transmit, in the manner and to the extent provided in Section 703(b), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Security of such series or in the payment of any sinking fund installment with respect to any Security of such series, the Trustee shall be protected in withholding such notice if and so long as a committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that, in the case of any default of the character specified in Section 501(3), no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 603. Certain Rights of Trustee.

Except as otherwise provided in Section 601:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate or Opinion of Counsel;

(d) the Trustee may consult with counsel and the written advice of such counsel of its selection or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole reasonable cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless either (1) a Responsible Officer has actual knowledge of such Default or Event of Default or (2) written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture;

(k) the Trustee’s right to be indemnified is extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed with due care to act hereunder by the Trustee;

(l) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and titles of officers authorized at such time to take specified actions under this Indenture;

(m) the Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s good faith understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures; and

(n) the permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.

Section 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder, and the statements made by the Trustee in any Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to any qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605. May Hold Securities.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 609 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 607. Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to pay to the Trustee, upon its request, all reasonable costs, expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as has been caused by its negligence, willful misconduct or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, claim, damage, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture and the removal or resignation of the Trustee.

Section 608. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 609. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder, which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee shall comply with Trust Indenture Act Sections 310(a)(5) and 310(b).

Section 610. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such issue.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after such Act of the Holders, the removed Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d) If at any time:

(1) the Trustee shall fail to comply with the last sentence of Section 609 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months (or such shorter period as the Securities have been outstanding), or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by written notice to the Trustee, may remove the Trustee with respect to all Securities or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months (or such shorter period as the Securities have been outstanding) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months (or such shorter period as the Securities have been outstanding) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 611. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor

Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto, wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject, nevertheless, to its lien, if any, provided for in Section 607.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 613. Preferential Collection of Claims Against Company.

The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE SEVEN

Holders’ Lists and Reports by Trustee and Company

Section 701. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(a) semiannually, not later than June 30 and December 31 in each year, a list, in such form as the Trustee may reasonably require, containing all the information (to the extent such information is in the possession or control of the Company, or any of its Paying Agents other than the Trustee) as to the names and addresses of the Holders of Securities as of the preceding June 15 or December 15, as the case may be, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 702. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities (i) contained in the most recent list furnished to the Trustee as provided in Section 701, (ii) received by the Trustee in its capacity as Security Registrar and (iii) filed with it within the two preceding years pursuant to Section 703(b). The Trustee may (i) destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished, (ii) destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than August 15 or February 15, a list containing the names and addresses of the Holders of Securities obtained from such information since the delivery of the next previous list, if any, (iii) destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered and (iv) destroy, not earlier than two years after filing, any information filed with it pursuant to Section 703(b).

(b) Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Security Registrar, the Paying Agent and any other person shall have the protection of Trust Indenture Act Section 312(c).

(c) Every Holder of Securities, by receiving and holding the same, shall be deemed to have agreed with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to, and as required by, the Trust Indenture Act.

Section 703. Reports by Trustee.

(a) So long as any Securities are Outstanding, the Trustee shall, within 60 days after May 15 of each year, commencing in [                ], transmit to all Holders of Securities a brief report dated as of such May 15 that complies with Trust Indenture Act Section 313(a), if such report is required by such Section 313(a). The Trustee also shall comply with Trust Indenture Act Sections 313(b) and (c).

(b) A copy of each such report shall, at the time of such transmission to Holders of Securities, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange or of any delisting thereof.

Section 704. Reports by Company.

The Company shall, to the extent required by Section 314(a) of the Trust Indenture Act:

(1) file with the Trustee, within 15 days after the Company has filed the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided that the Company shall be deemed to have filed copies of any such annual reports, documents or other reports with the Trustee to the extent that such annual reports, documents or other reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure). The Company shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit, within 30 days after the filing thereof with the Trustee, to the Holders of Securities, in the manner and to the extent provided in Section 703(b) with respect to reports under Section 703(a), copies or such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

Section 801. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of this Indenture and the Securities on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802. Successor Substituted.

Upon any consolidation with or merger by the Company into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

Supplemental Indentures

Section 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants, agreements and obligations of the Company herein and in the Securities pursuant to Article Eight;

(2) to add to the covenants, agreements and obligations of the Company for the benefit of the Holders of all of the Securities or any series thereof, or to surrender any right or power herein conferred upon the Company;

(3) to add to or change any of the provisions of this Indenture to permit the issuance of Securities in uncertificated form;

(4) to establish the form or terms of Securities of any series, as permitted by Sections 201 and 301, respectively, or (unless prohibited by the terms of the Securities of any series set pursuant to Section 301) to provide for the re-opening of such series of Securities and for the issuance of additional Securities of such series;

(5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 610(b);

(6) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture;

(7) to add to, change or eliminate any of the provisions of this Indenture (which addition, change or elimination may apply to one or more series of Securities), provided that any such addition, change or elimination shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision;

(8) to add to or change or eliminate any provision of this Indenture as shall be necessary to comply with any amendments to the Trust Indenture Act or to otherwise maintain qualification of this Indenture under the Trust Indenture Act or to comply with the rules of any applicable Depositary;

(9) to conform the text of this Indenture with respect to any series of Securities to any provision of the section entitled “Description of Notes” (or equivalent title) in the offering memorandum or prospectus relating to the initial offering of such series of Securities;

(10) to secure the Securities; or

(11) to make any other change that does not adversely affect the rights of any Holder in any material respect.

Section 902. Supplemental Indentures with Consent of Holders.

With the consent of (i) the Holders of not less than a majority in principal amount of the Outstanding Securities voting as a single class or (ii) if fewer than all of the series of the Outstanding Securities are affected by such addition, change, elimination or modification, the Holders of not less than a majority in principal amount of the Outstanding Securities of all series so affected by such supplemental indenture voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, such debt securities), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of the applicable series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal or interest on, any such Security, or reduce the principal amount thereof or the rate of interest thereon, or reduce the amount of principal of any such Original Issue Discount Security that would be due and payable upon a declaration of acceleration of maturity thereof pursuant to Section 502, or change the Place of Payment where, or coin or currency in which, any principal of, or any installment of interest on, any such Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of Securities which are subject to repurchase or redemption by the Company at the option of the Holders, on or after the date fixed for such repurchase or redemption);

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) with respect to the Securities of such series provided for in this Indenture;

(3) modify any of the provisions of this Section, Section 513 or Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

(4) make any changes in the terms of subordination of the Securities in a manner adverse to the Holders of any series of outstanding Securities.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive upon request to the Company, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent herein relating to the execution of such supplemental indenture have been complied with, and that such supplemental indenture will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

Covenants

Section 1001. Payment of Principal and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. An installment of principal or interest on the Securities shall be considered paid on the date it is due if the Trustee or a Paying Agent (other than the Company or an Affiliate of the Company) holds on that date funds (in the currency or currencies of payment with respect to such Securities) designated for and sufficient to pay such installment. At the Company’s option, payment of principal or interest may be made by check or by transfer to an account maintained by the payee (provided the Trustee has received written payment instructions at least fifteen days prior to any payment date).

Section 1002. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee and the Holders of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities, or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Securities of that series may be made, and notices and demands may be made or served, at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Unless otherwise specified pursuant to Section 301 with respect to the Securities of any series, the Trustee shall be a Paying Agent for the Securities of such series (until replaced or removed by the Company in accordance with this Indenture), and the office or agency of the Company maintained in respect of the Securities of such series for the purposes contemplated by this Section 1002 shall be the Corporate Trust Office of the Trustee located in [                ], [                ].

Section 1003. Money for Security Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of the Securities, it will, on or before each due date of the principal of or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of the Securities, it will, on or prior to each due date of the principal of or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) comply with the provisions of the Trust Indenture Act applicable to it as such Paying Agent and hold all sums held by it for the payment of the principal of or interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal or interest on the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of or interest on any Security of any series and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense and direction of the Company cause to be published once, in a newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004. Restrictions on Secured Debt.

The Company will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume, or guarantee any loans, whether or not evidenced by negotiable instruments or securities, or any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (loans, and notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being hereinafter in this Section 1004 called “Debt”), secured after the date hereof by pledge of, or mortgage or lien on, any Principal Property of the Company or any Restricted Subsidiary or any shares of Capital Stock of or Debt of any Restricted Subsidiary (mortgages, pledges and liens being hereinafter in this Section 1004 called “Mortgage” or “Mortgages”), without effectively providing that the Securities (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Securities) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt plus all Attributable Debt of the Company and its Restricted Subsidiaries with respect to sale and lease back transactions to which Section 1005 is applicable would not exceed 10% of Consolidated Net Tangible Assets; provided, however, that this Section 1004 shall not apply to, and there shall be excluded from secured Debt in any computation under this Section 1004, Debt secured by:

(1) Mortgages on property of, or on any shares of Capital Stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

(2) Mortgages in favor of the Company or any Restricted Subsidiary;

(3) Mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(4) Mortgages on property, shares of Capital Stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or construction thereon or to secure any Debt incurred prior to, at the time of, or within 180 days after the later of the acquisition of such property, shares of Capital Stock or Debt or the completion of construction, for the purpose of financing all or any part of the purchase price thereof or construction thereon;

(5) Mortgages securing obligations issued by a State, territory or possession of the United States, any political subdivision of any of the foregoing, or the District of Columbia, or any instrumentality of any of the foregoing to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a) of the Code (or any successor to such provision) as in effect at the time of the issuance of such obligations; or

(6) Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (1) to (5), inclusive; provided, however, that such extension, renewal or replacement Mortgage shall be limited to all or part of the same property, shares of Capital Stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

Section 1005. Restrictions on Sales and Leasebacks.

The Company will not itself, and will not permit any Restricted Subsidiary to enter into any transaction after the date hereof with any bank, insurance company or other lender or investor, or any such transaction to which any such bank, company, lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such bank, company, lender or investor, or any person to whom funds have been or are to be advanced by such bank, company, lender or investor on the security of such Principal Property (a “sale and leaseback transaction”) unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such transactions plus all secured Debt to which Section 1004 is applicable would not exceed 10% of Consolidated Net Tangible Assets. This covenant shall not apply to, and there shall be excluded from Attributable Debt in any computation under this Section 1005 or Section 1004 Attributable Debt with respect to, any sale and leaseback transaction if:

(1) the lease in such sale and lease back transaction is for a period, including renewal rights, of not in excess of three years, or

(2) the Company or a Restricted Subsidiary, within 180 days after the sale or transfer shall have been made by the Company or by a Restricted Subsidiary, applies an amount equal to the greater of the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined in any manner approved by the Board of Directors) to (a) the retirement of the Securities, other Funded Debt of the Company ranking on a parity with or senior to the Securities, or Funded Debt of a Restricted Subsidiary, provided, however, that the amount to be applied to the retirement of such Funded Debt of the Company or a Restricted Subsidiary shall be reduced by (x) the principal amount of any Securities (or other notes or debentures constituting such Funded Debt) delivered within such 180-day period to the Trustee or other applicable trustee for retirement and cancellation and (y) the principal amount of such Funded Debt, other than items referred to in the preceding clause (x), voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale, and provided, further, that, notwithstanding the foregoing, no retirement referred to in this clause (a) may be effected by any payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision; or (b) the purchase of other property which will constitute a Principal Property having a fair market value, in the opinion of the Board of Directors, at least equal to the fair market value of the Principal Property leased in such sale and lease back transaction, or

(3) such sale and leaseback transaction is entered into prior to, at the time of, or within 180 days after the later of the acquisition of the Principal Property or the completion of construction thereon, or

(4) the lease in such sale and leaseback transaction secures or relates to obligations issued by a State, territory or possession of the United States, or any political subdivision of any of the foregoing, the District of Columbia, or any instrumentality of any of the foregoing to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a) of the Code (or any successor to such provision) as in effect at the time of the issuance of such obligations, or

(5) such sale and leaseback transaction is entered into between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

Section 1006. Statement by Officer as to Compliance; Notice of Certain Events.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a brief certificate, signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company stating, as to the signer’s knowledge, whether the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided under any of the provisions of this Indenture) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which the signer may have knowledge.

Section 1007. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 1004 or 1005, as applicable, with respect to the Securities of any series, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 1008. Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

ARTICLE ELEVEN

Redemption of Securities

Section 1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

Section 1102. Election to Redeem; Notice to Trustee.

In the event that the Company elects to redeem Securities of any series, the Company shall, at least 10 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of the Securities to be redeemed and of any other information necessary to identify the Securities of such series to be redeemed.

Section 1103. Selection by Trustee of Securities to be Redeemed.

Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, if less than all the Securities of any series with the same issue date, interest rate, Stated Maturity and other terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem appropriate, which method may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any authorized denomination for the Securities of that series in excess thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series; provided, however, that any such Securities represented by a Global Security shall be selected for redemption pursuant to the policies and procedures of the Depositary.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 1104. Notice of Redemption.

Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, notice of redemption shall be given in the manner provided in Section 106 to the Holders of Securities to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date.

All notices of redemption shall identify the Securities to be redeemed (including, if applicable, the CUSIP number thereof) and shall state:

(1) the Redemption Date;

(2) the Redemption Price (or, if not then ascertainable, the manner of calculation thereof);

(3) if fewer than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security (or portion thereof) to be redeemed, together with (if applicable) accrued and unpaid interest thereon and, if applicable, that interest thereon will cease to accrue on and after said date;

(5) the place or places where such Securities maturing after the Redemption Date are to be surrendered for payment of the Redemption Price; and

(6) that the redemption is for a sinking fund, if such is the case.

A notice of redemption published as contemplated by Section 106 need not identify particular Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided that, the Company sets forth the notice information in an Officer’s Certificate to the Trustee no less than 15 days prior to the Redemption Date (or such shorter time to which the Trustee agrees).

Section 1105. Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and, if accrued and unpaid interest on the Securities (or portions thereof) to be redeemed is, pursuant to the terms of this Indenture or such Securities, payable to the Persons entitled to receive the Redemption Price thereof, and such accrued and unpaid interest (if any) on, all the Securities which are to be redeemed on that date.

Section 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that unless otherwise specified as contemplated by Section 301, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Sections 305 and 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security or, if no such rate is so prescribed, at the rate of interest borne by the Security.

Section 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his, her or its attorney duly authorized in writing), and, upon request by the Holder, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 1108. Performance by Another Person.

Payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another person; provided, however, the Company shall remain obligated to pay the Redemption Price and perform any such obligations with respect to such redemption in the event such other person fails to do so.

ARTICLE TWELVE

Sinking Funds

Section 1201. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 1202. Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series with the same issue date, interest rate and Stated Maturity and other terms (other than any previously called for redemption) and (2) may apply as a credit Securities of a series with the same issue date, interest rate, Stated Maturity and other terms which have been redeemed, either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of such series with the same issue date, interest rate, Stated Maturity and other terms; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 1203. Redemption of Securities for Sinking Fund.

Not less than 60 days (or such shorter period as shall be acceptable to the Trustee) prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

Defeasance and Covenant Defeasance

Section 1301. Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 1302 or Section 1303 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 301 as being defeasible pursuant to such Section 1302 or 1303, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities.

Section 1302. Defeasance and Discharge.

Upon the Company’s exercise of its option, if any, to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when payments are due, (2) the Company’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option, if any, to have this Section applied to any Securities notwithstanding the prior exercise of its option, if any, to have Section 1303 applied to such Securities. Money and Securities held in trust pursuant to this Section 1302 shall not be subject to Article Fifteen.

Section 1303. Covenant Defeasance.

Upon the Company’s exercise of its option, if any, to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under Section 801(3), Sections 1004 through 1006, inclusive, and any covenants provided pursuant to Section 301(19), 901(2) or 901(4) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Sections 501(4)

(with respect to any of Section 801(3), Sections 1004 and 1005, inclusive, and any such covenants provided pursuant to Section 301(19), 901(2) or 901(4)), 501(5) and 501(8) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 1304. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or Section 1303 to any Securities or any series of Securities, as the case may be:

(1) In Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities.

(2) In the event of an election to have Section 1302 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the event of an election to have Section 1303 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) The Company shall have delivered to the Trustee an Officer’s Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(6) and (7), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of the Trust Indenture Act).

(7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(9) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (other than the Company or an Affiliate of the Company) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 1306. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights, if any, of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE FOURTEEN

Meetings of Holders of Securities

Section 1401. Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 1402. Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1401, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or, with the approval of the Company, at any other place. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Company or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined and approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Subsection (a) of this Section.

Section 1403. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 1404. Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such lesser percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case, the meeting may be adjourned for a period determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1402(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present, as aforesaid, may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present, as aforesaid, by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series, whether or not present or represented at the meeting.

Section 1405. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1402(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect to any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 1406. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting, and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits, signed by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee, to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE FIFTEEN

Subordination

Section 1501. Securities Subordinate to Senior Indebtedness.

Unless otherwise specified as contemplated by Section 301, the Securities shall be subordinated to Senior Indebtedness as set forth in this Article Fifteen. The Company covenants and agrees, and each Holder of a Security of any series by such Holder’s acceptance thereof likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Fifteen, the indebtedness represented by the Securities of such series and the payment of the principal amount, interest and such other amounts as provided for in Section 301, if any, in respect of each and all of the Securities of such series are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness; provided, however, that no provision of this Article Fifteen shall prevent the occurrence of any default or Event of Default hereunder.

Section 1502. Payment Over of Proceeds upon Dissolution, Etc.

Upon any distribution of assets of the Company in the event of:

(a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or

(b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy, or

(c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in such event,

(1) the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash, before the Holders of the Securities of any series are entitled to receive any payment on account of the principal amount, interest or such other amounts as may be provided for in Section 301, if any, in respect of the Securities of such series; and

(2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article Fifteen, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities of such series, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

In the event that, notwithstanding the foregoing provisions of this Section 1502, the Trustee or the Holder of any Security of any series shall receive any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities of such series, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall then have been made known to the Trustee as provided in Section 1510, or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

For purposes of this Article Fifteen only, the words “cash, property or securities,” or any combination thereof, shall not be deemed to include shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article Fifteen with respect to the Securities, to the payment of all Senior Indebtedness which may at the time be outstanding; provided, however, that (i) Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered, in any manner adverse to such holders, by such reorganization or readjustment.

The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets to another person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 1502 if the corporation formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer all or substantially all of the assets of the Company, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

Section 1503. Prior Payment to Senior Indebtedness upon Acceleration of Securities.

In the event that any Securities of any series are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision shall be made for such payment in cash, before the Holders of the Securities of such series are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities of such series) by the Company on account of the principal of or interest or other amounts on Securities of such series or on account of the purchase or other acquisition of Securities of such series.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Securities of any series prohibited by the foregoing provisions of this Section 1503, and if such facts then shall have been known or thereafter shall have been made known to the Trustee (as provided in Section 1510) or to such Holder, as the case may be, pursuant to the terms of this Indenture, then and in such event such payment shall be paid over and delivered forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of Senior Indebtedness.

The provisions of this Section 1503 shall not apply to any payment with respect to which Section 1502 would be applicable.

Section 1504. Default in Senior Indebtedness.

In the event and during the continuation of any default by the Company in the payment of principal, premium, if any, interest or any other payment due on any Senior Indebtedness of the Company, as the case may be, beyond any applicable grace period with respect thereto, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, then, in any such case, no payment shall be made by the Company with respect to the principal (including redemption payments, if any) of or interest or other amounts on the Securities until such default is cured or waived or ceases to exist or any such acceleration or demand for payment has been rescinded.

Section 1505. Payment Permitted if No Default.

Nothing contained in this Article Fifteen or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1502 or under the conditions described in Sections 1503 or 1504, from making payments at any time of the principal amount, interest or such other amounts as may be provided for in Section 301, if any, as the case may be, in respect of the Securities, or (b) the application by the Trustee or the retention by any Holder of any money deposited with it hereunder to the payment of or on account of the principal amount, interest or such other amounts as may be provided for in Section 301, if any, as the case may be, in respect of the Securities if the Trustee did not have written notice (at the time and in the manner provided in Section 1510) that such payment would have been prohibited by the provisions of this Article Fifteen.

Section 1506. Subrogation Rights of Holders of Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities of any series shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article Fifteen to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities applicable to the Senior Indebtedness until the principal amount, interest or such other amounts as provided for in Section 301, if any, as the case may be, in respect of the Securities of such series shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities of such series or the Trustee would be entitled except for the provisions of this Article Fifteen, and no payments pursuant to the provisions of this Article Fifteen to the Company or to the holders of Senior Indebtedness by Holders of the Securities of such series or the Trustee, shall, as between the Company, its creditors, other than holders of Senior Indebtedness, and the Holders of the Securities of such series, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

Section 1507. Provision Solely to Define Relative Rights.

The provisions of this Article Fifteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities of any series, on one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article Fifteen or elsewhere in this Indenture or in the Securities of any series is intended to or shall:

(a) impair, as between the Company and the Holders of the Securities of such series, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities of such series the principal amount, interest or such other amounts as may be provided for in Section 301, if any, as the case may be, in respect of the Securities of such series as and when the same shall become due and payable in accordance with the terms of the Securities of such series and this Indenture and which, subject to the rights under this Article Fifteen of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company; or

(b) affect the relative rights against the Company of the Holders of the Securities of such series and creditors of the Company other than holders of Senior Indebtedness; or

(c) prevent the Trustee or the Holder of any Security of such series from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fifteen of the holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Trustee or such Holder.

Section 1508. Trustee to Effectuate Subordination.

Each Holder of a Security by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fifteen and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Section 1509. No Waiver of Subordination Provisions.

No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of, or notice to, the Trustee or the Holders of the Securities of any series, without incurring responsibility to the Holders of the Securities of such series and without impairing or releasing the subordination provided in this Article Fifteen or the obligations hereunder of the Holders of the Securities of such series to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness and (iv) exercise or refrain from exercising any rights against the Company or any other person.

Section 1510. Notice to Trustee.

The Company shall give prompt written notice to a Responsible Officer of Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities of any series pursuant to this Article Fifteen. Failure to give such notice shall not affect the subordination of the Securities of such series to Senior Indebtedness. Notwithstanding the provisions of this Article Fifteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities of such series pursuant to the provisions of this Article Fifteen, unless and until a Responsible Officer shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee or agent therefor pursuant to Section 105, and such notice references the Securities and this Indenture; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of the principal amount, interest or such other amounts as may be provided for in Section 301, if any, as the case may be, in respect of any Security of such series), the notice with respect to such money provided for in this Section 1510, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Subject to the provisions of Section 601, the Trustee conclusively shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Fifteen, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Fifteen, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the right of such person to receive such payment.

Section 1511. Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article Fifteen, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities of any series shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities of such series, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.

Section 1512. Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Fifteen or otherwise. The Trustee shall not be charged with knowledge of the existence of Senior Indebtedness or of any facts that would prohibit any payment hereunder unless the Trustee shall have received notice in accordance with Sections 105 and 1510. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its duties, covenants or obligations as are specifically set forth in this Article Fifteen and no implied duties, covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

Section 1513. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Fifteen with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article Fifteen shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 506 and 607.

Section 1514. Article Fifteen Applicable to Paying Agents.

The term “Trustee” as used in this Article Fifteen shall (unless the context otherwise requires) be construed as extending to and including the Paying Agent within its meaning as fully for all intents and purposes as if the Paying Agent were named in this Article Fifteen in addition to or in place of the Trustee; provided, however, that Sections 1510 and 1512 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 1515. Defeasance of this Article Fifteen.

The subordination of the Securities provided by this Article Fifteen is expressly made subject to the provisions for Defeasance or Covenant Defeasance in Article Thirteen hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such Defeasance or Covenant Defeasance, the Securities then outstanding shall thereupon cease to be subordinated pursuant to this Article Fifteen.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes. Delivery of an executed Indenture by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law), including DocuSign, or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

In Witness Whereof, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PARKER-HANNIFIN CORPORATION

By:
Name:
Title:

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TRUSTEE

By:
Name:
Title: